Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Biophan Technologies, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated May 4, 2007, relating to the consolidated financial statements of Biophan Technologies, Inc. and Subsidiaries as of February 28, 2007 and 2006 and for each of the three years in the period ended February 28, 2007, which are incorporate by reference in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 9, 2007